UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2002

Commission file number: 000–18908

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

INFOCUS CORPORATION

FORM 8-K/A-1

INDEX

Item	Description	Page

Item 4.	Changes in Registrant’s Certifying Accountant	2

Item 7.	Financial Statements and Exhibits	2

	Signatures	3

Item 4.  Changes in Registrant’s Certifying Accountant

On May 17, 2002, the Audit Committee of the Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP.  Arthur Andersen LLP’s reports on our financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During our two most recent fiscal years and during the subsequent interim period through the date of dismissal, May 17, 2002, there have not been any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen LLP stating that it agrees with the above statements is included with this 8-K/A-1 as Exhibit 16.

Also on May 17, 2002, based upon approval of the Audit Committee, we engaged the firm of KPMG LLP to be our independent public accountants. We did not consult with KPMG LLP at any time since December 31, 1999 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Item 7.  Financial Statements and Exhibits

Exhibits:

16                                    Letter re change in certifying accountant

99                                    Press Release announcing change in independent public accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2002	INFOCUS CORPORATION

By: /s/ John V. Harker
John V. Harker
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

By: /s/ Michael D. Yonker
Michael D. Yonker
Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial Officer)